UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
January 28, 2010

INFORMATICA CORPORATION
(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On January 28, 2010, Informatica Corporation (“Informatica”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Informatica, Sputnik Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Informatica (“Sub”), Siperian, Inc., a Delaware corporation (“Siperian”), Investor Growth Capital as Stockholders’ Representative solely for purposes of Section 6.5 and Articles VII, VIII and IX, and U.S. Bank National Association as Escrow Agent solely for purposes of Articles VII, VIII and IX. The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Informatica would acquire Siperian through the merger of Sub with and into Siperian. On January 28, 2010, Informatica completed its acquisition of Siperian.
Pursuant to the Merger Agreement, Informatica agreed to pay up to $130 million in cash, subject to a reduction for any working capital deficit below a specified target and other customary deductions to the purchase price. Of such amount, $18 million was placed into escrow to be held as partial security for any losses incurred by Informatica in the event of certain breaches of the representations and warranties contained in the Merger Agreement or certain other events. Additionally, approximately $250,000 was placed into escrow to pay for expenses incurred by the Stockholders’ Representative in connection with its duties under the Merger Agreement, and approximately $300,000 was placed in escrow to cover any overstatement in the merger consideration as a result of the working capital adjustment. In addition, Informatica assumed the unvested options of Siperian outstanding as of the effective time of the merger.
The foregoing description is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On January 28, 2010, Informatica issued a press release reporting its financial results for the fourth quarter and year ended December 31, 2009. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
(b) Pro forma financial information.
Any financial statements or pro forma financial information will be filed by amendment to this Current Report on Form 8-K within seventy-five (75) calendar days from the date of this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 28, 2010 by and among Informatica Corporation, Sputnik Acquisition Corporation, Siperian, Inc., Investor Growth Capital as Stockholders’ Representative solely for purposes of Section 6.5 and Articles VII, VIII and IX, and U.S. Bank National Association as Escrow Agent solely for purposes of Articles VII, VIII and IX.
99.1	Press Release dated January 28, 2010 reporting Informatica Corporation’s results for the fourth quarter and the year ended December 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 28, 2010	INFORMATICA CORPORATION

	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 28, 2010 by and among Informatica Corporation, Sputnik Acquisition Corporation, Siperian, Inc., Investor Growth Capital as Stockholders’ Representative solely for purposes of Section 6.5 and Articles VII, VIII and IX, and U.S. Bank National Association as Escrow Agent solely for purposes of Articles VII, VIII and IX.

99.1	Press Release dated January 28, 2010 reporting Informatica Corporation’s results for the fourth quarter and the year ended December 31, 2009.